United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 1, 2008
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
incorporation)
230 Third Avenue, Waltham, MA 02451
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 547-5900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 1, 2008, OXiGENE, Inc. (“OXiGENE” or the “Company”) entered into a series of related agreements with Symphony Capital LLC (“Symphony”), Symphony ViDA, Inc. (“ViDA”), Symphony ViDA Holdings LLC (“Holdings”) and related entities, including the following:
• Purchase Option Agreement;
• Research and Development Agreement;
• Amended & Restated Research and Development Agreement;
• Technology License Agreement;
• Novated and Restated Technology License Agreement;
• Confidentiality Agreement; and
• Additional Funding Agreement.
In addition, on October 1, 2008, OXiGENE entered into a series of related agreements with Holdings, including the following:
• Stock and Warrant Purchase Agreement;
• Warrant to purchase up to 11,281,877 shares of OXiGENE common stock; and
• Registration Rights Agreement.
Pursuant to these agreements, Holdings has formed and capitalized ViDA, a newly formed Delaware corporation, in order (a) to hold certain intellectual property related to two of OXiGENE’s product candidates, ZYBRESTAT for use in ophthalmologic indications and OXi4503 (the “Programs”), which were exclusively licensed to ViDA under the Novated and Restated Technology License Agreement and (b) to fund commitments in the amount of up to $40 million. The funding will support pre-clinical and clinical development by OXiGENE, on behalf of ViDA, of the Programs. The Company is developing a topical formulation of ZYBRESTAT for ophthalmologic diseases and conditions, such as age-related macular degeneration, that are characterized by abnormal blood vessel growth within the eye that results in loss of vision. The Company currently plans to undertake a series of preclinical and clinical studies with the objective of demonstrating the utility of a topical formulation of ZYBRESTAT in an ophthalmologic indication. OXi4503 is currently in a Phase I clinical trial in patients with advanced solid tumors. Based on favorable results in preclinical studies, the Company currently plans to undertake further clinical trials with OXi4503 in liquid and/or solid tumors.
The Purchase Option Agreement provides for the exclusive right, but not the obligation, of OXiGENE to repurchase both Programs by acquiring 100% of the equity of ViDA at any time between October 2, 2009 and March 31, 2012 for an amount equal to two times the amount of capital actually invested by Symphony in ViDA, less certain amounts. The purchase price is payable in cash or a combination of cash and shares of OXiGENE common stock (up to 20% of the purchase price or 10% of the total number of shares of OXiGENE common stock outstanding at such time), in OXiGENE’s sole discretion, subject to certain limitations. If OXiGENE does not exercise its exclusive right with respect to the purchase of the Programs licensed under the agreement with ViDA, rights to the Programs at the end of the development period will remain with ViDA.
OXiGENE has issued to Holdings, pursuant to the Stock and Warrant Purchase Agreement, (1) an aggregate of 5,835,241 shares of OXiGENE common stock (the “Shares”), and (2) a ten-year warrant to purchase 11,281,877 shares of OXiGENE common stock (the “Warrant”) at an exercise price of $1.11 per share, the closing price of OXiGENE common stock on the Nasdaq Global Market on September 30, 2008. OXiGENE may issue additional shares of its common stock and warrants in the event of specified events under the Additional Funding Agreement, the Novated and Restated Technology License Agreement and the Purchase Option Agreement. OXiGENE has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the shares issued and to be issued to Holdings under these agreements. In addition, to compensate Symphony for structuring the transaction and the payment of certain of its expenses, OXiGENE will pay a fee of $1.75 million.
The Research and Development Agreement provides that the conduct of the activities under the mutually agreed upon development plan and budget during the development period will be undertaken primarily by OXiGENE with support from RRD International LLC, the clinical development partner of Symphony, and provides that the development will be overseen by a Development Committee which is comprised of six representatives, three representatives to be designated by OXiGENE, one of which shall be Patricia A. Walicke, M.D., Ph.D., OXiGENE’s Vice President and Chief Medical Officer, who shall serve as chairman of the Development Committee, and three representatives to be designated by Holdings. The Development Committee will report to the board of directors of ViDA, which will be comprised of John Kollins, OXiGENE’s Chief Operating Officer, two representatives of Symphony, Mark Kessel and Jeffrey S. Edelman, and two independent board members.
In addition, OXiGENE has given Symphony the right to appoint two members to OXiGENE’s Board of Directors.
On October 1, 2008, OXiGENE also executed Amendment No. 1 to Stockholder Rights Agreement with American Stock Transfer & Trust Company, the rights agent, in order to exempt the transaction with Symphony from the operation of the Stockholder Rights Agreement.
On October 1, 2008, OXiGENE issued a press release describing this transaction. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 is incorporated herein by reference.
The Shares and the Warrant were issued to accredited investors, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Shares and Warrant have not been registered under the Securities Act or any state securities laws. In issuing these securities, OXiGENE relied upon Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder to conclude that this transaction is exempt from the registration requirements of the Securities Act. Pursuant to the Registration Rights Agreement, OXiGENE has agreed to file a registration statement for the resale of the Shares and the shares of common stock underlying the Warrant. Neither this current report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or a solicitation of an offer to buy shares of common stock or other securities of OXiGENE.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description

99.1	Press Release dated October 1, 2008, reporting entry into transaction with Symphony.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2008	OXiGENE, Inc.
/s/ James B. Murphy
By: James B. Murphy
Vice President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description

99.1	Press Release dated October 1, 2008, reporting entry into transaction with Symphony.